PARACELSIAN, INC

222 Langmuir Laboratories
Cornell Technology Park
Ithaca, New York 14850
Telephone: (607) 257-4224

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 15, 2000

To the Shareholders:

          Notice is hereby given that the Annual Meeting of the Shareholders (the "Meeting") of Paracelsian, Inc. (the "Corporation") will be held at 10:00 a.m., local time, on Thursday, June 15, 2000, at the Ramada Inn, 2310 North Triphammer Road, Ithaca, New York, or at any adjournment thereof, for the following purposes:

          1.      To elect three directors to serve three year terms until the Annual Meeting of Shareholders in the year 2003, and one director to serve a one year term until the Annual Meeting of Shareholders in the year 2001, or until their successors have been elected and qualified.

          2.      To transact such other businesses as may properly come before the meeting or any adjournment or adjournments thereof.

          Only shareholders of record of the common stock of the Corporation at the close of business on May 12, 2000 are entitled to notice of, and to vote, at the meeting and any adjournment or adjournments thereof. The Corporation's stock transfer books will not be closed. At least ten days prior to the Meeting, a complete list of the shareholders entitled to vote will be available for inspection by any shareholder, for any purpose germane to the Meeting, during ordinary business hours, at the Office of the Corporation listed above. Please fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Corporation, and mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke the Proxy and vote your shares in person.

By order of the Board of Directors,

T. Colin Campbell
President

Dated: May 18, 2000

IMPORTANT

The return of your signed Proxy as promptly as possible will facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the enclosed envelope and mailed in the United States.

PARACELSIAN, INC

222 Langmuir Laboratories,
Cornell Technology Park
Ithaca, New York 14850

Appointment of Proxy Solicited on Behalf of
The Board of Directors for the Annual Meeting to Be Held June 15, 2000

          The undersigned shareholder of Paracelsian, Inc. (the "Corporation"), hereby constitutes and appoints Gary Chabot and Jenny Bore, or either of them (the "Proxies"), proxies with full power of substitution to act and vote all shares of common stock of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 a.m., local time, on June 15, 2000, at the Ramada Inn, 2310 North Triphammer Road, Ithaca, New York, or at any adjournment thereof, in the election of directors and upon the proposals set forth herein and described in the Proxy Statement, and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof, hereby revoking any proxies heretofore given.

          This appointment of proxy when properly executed will be voted in the manner directed herein. The Board of Directors recommends a vote "FOR" the election of the director nominees specified herein.

1.       Election of Directors: [Instruction: To withhold authority to vote for any nominee(s), strike a line through the nominee's name(s) in the list below.]

--      FOR the nominees listed below (except as marked to the contrary below).

--      WITHHOLD authority to vote for all the nominees listed below.

Class II Directors - Three Year Term Expiring in 2003

Lianping He	Thomas D. Livingston	Dr. Mac Shaibe

Class III Director - One Year Term Expiring in 2001

Noriyoshi Inoue

2. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

PARACELSIAN, INC

222 Langmuir Laboratories
Cornell Technology Park
Ithaca, New York 14850
Telephone: (607) 257-4224

PROXY STATEMENT

ANNUAL MEETING

          The Board of Directors (the "Board") of Paracelsian, Inc. (the "Corporation"), the principal executive offices of which are located at 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, Tomkins County, New York 14850, hereby solicits your appointment of proxy, in the form enclosed with this statement, for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, June 15, 2000, at the Ramada Inn, 2310 North Triphammer Road, Ithaca, New York, or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on May 12, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Included with these proxy materials is the Corporation's 1999 Annual Report to Shareholders.

VOTING OF APPOINTMENTS OF PROXY

         Shares can be voted at the meeting only if the shareholder is represented by proxy or present in person. The persons named as proxies in the enclosed appointment of proxy, who are referred to herein as the Proxy Committee, are Gary Chabot and Jenny Bore (the "Proxies"), whom the Board has designated as management Proxies. When appointments of proxy in the enclosed form are returned, properly executed and in time for the meeting, the shares represented thereby will be voted at the meeting in accordance with the directions indicated thereon. If no directions are given, the appointment of proxy will be voted FOR the nominees for director in Proposal 1 described herein. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. On such other matters as may properly come before the meeting, the Proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgement.

REVOCATION OF APPOINTMENT OF PROXY

          A shareholder giving an appointment of proxy in the accompanying form may revoke the appointment at any time prior to the actual voting by notifying the Corporation's Secretary in writing, or by executing another appointment of proxy bearing a later date and filing it with the Secretary (Gary Chabot, Secretary, 222 Langmuir Laboratories, Cornell Technology, Ithaca, New York 14850). In addition, if a shareholder attends the meeting in person, the shareholder may vote his or her shares without returning the enclosed appointment of proxy. Even if the shareholder has returned the appointment of proxy, the shareholder may still attend the meeting and, after notifying the Secretary of his or her preference, vote in person. If the shareholder votes in person, the returned appointment of proxy will be disregarded.

EXPENSES OF SOLICITATION

          In addition to solicitation by mail, the Corporation's directors, officers and regular employees may solicit appointments of proxy in person or by telephone. The Corporation will bear the cost of solicitation. Brokerage houses, nominees, custodians, and fiduciaries are requested to forward these proxy soliciting materials to the beneficial owners of the Corporation's stock held of record by such persons, and the Corporation will reimburse their reasonable expenses in this regard. The Corporation anticipates mailing this Proxy Statement on or about May 18, 2000.

VOTING SECURITIES

          At the close of business on May 1, 2000, there were 20,838,154 shares of common stock, par value $0.01 per share (the "Shares"), issued and outstanding and entitled to vote at the Annual Meeting. The Corporation is authorized to issue 35,000,000 shares of common stock and 1,000,000 shares of preferred stock. The voting rights of the preferred stock are to be set by the Board at the time such stock is issued. The Board has authorized and issued three classes of preferred stock but did not authorize any voting rights for the issued preferred stock. As of the voting record date, there were approximately 5,000 shareholders of record of the Corporation's common stock.

VOTING PROCEDURE

          Each share is entitled to one vote for each matter submitted for a vote and, in the election of directors, for each director to be elected. In the election of directors under Proposal 1, the four nominees receiving the highest number of votes will be elected. Any Shares not voted or proxies marked "Withhold Authority" will not be counted. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (referred to as "broker nonvotes"), those Shares will also not be included in vote totals and will have no effect on the vote under Proposal 1.

QUORUM

          The Corporation's Bylaws provide that the presence, in person or by proxy, of the holders of a majority of the Corporation's outstanding Shares, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the Meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the Shares voting on the motion to adjourn.

BENEFICIAL OWNERSHIP OF SECURITIES

          To the Corporation's knowledge, as of May 1, 2000, listed below are the only shareholders of the Corporation that owned more than five percent of the Shares. The following table sets forth certain information as to these shareholders:

Name of Shareholder	Shares Currently Beneficially Owned	Percent of Shares Beneficially Owned(2)

Biosignia, Inc 100 Europa Drive, Suite 599 Chapel Hill, NC 27514	5,713,565	27.42%

T. Colin Campbell 100 Europa Drive, Suite 599 Chapel Hill, NC 27514	5,753,600 (1)	27.61%

T. Nelson Campbell 100 Europa Drive, Suite 599 Chapel Hill, NC 27514	6,043,897 (1)	29.00%

(1)     Dr. Campbell and Mr. Campbell are the principal shareholders of BioSignia, Inc. and their total           shares beneficially owned include the Shares owned by BioSignia.

(2)     The calculation of the percentage of class beneficially owned is based on the 20,838,154 Shares           which were issued and outstanding at May 1, 2000.

    The following table shows, as of May 1, 2000 the number of Shares owned by each director and by all directors and principal officers of the Corporation as a group. The address of each of the named individuals below is c/o Paracelsian, Inc., 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, New York 14850.

Name of Beneficial Ownner	Shares Currently Beneficially Owned	Percent of Shares Beneficially Owned(2)

T. Colin Campbell	5,753,600	27.61%

T. Nelson Capbell	6,043,897	29.00%

Hira Gurtoo	35,464	*

Lianping He	10,646	*

Thomas D. Livingston	245,582	1.18%

All Directors and Principal Officers as a Group (8 persons)	6,375,624	30.60%

* Denotes beneficial ownership of less than one percent of the Shares.

(1)      To the Corporations's knowledge, each person has sole voting and investment power over the Shares shown as beneficially owned by such person, except for the following Shares which the individual indicates that he or she shares voting and/or investment power: Dr. Colin Campbell - 5,753,600 Shares; Mr. Nelson Campbell - 6,043,897 Shares; and directors and principal officers as a group - 6,472,482 Shares. Dr. Campbell and Mr. Campbell are the principal shareholders of BioSignia and their total shares beneficially owned include the Shares owned by BioSignia.

(2)     The calculation of the percentage of class beneficially owned is based on the 20,838,154 Shares which were issued and outstanding at May 1, 2000, plus the number of Shares capable of being issued to that individual (if any) and to directors and principal officers as a group within 60 days of the voting record date upon the exercise of stock options held by each of them (if any) and by the group, respectively.

PROPOSAL 1: ELECTION OF DIRECTORS

          The Corporation's Bylaws provide that the Board shall be divided into three classes, each containing as nearly equal a number of directors as possible, each elected to staggered three-year terms of office and thereafter directors elected to succeed those directors in each class shall be elected for a term of office of three years. The Board has set the number of directors at seven.

          The Board has nominated three individuals to be elected as directors at this Annual Meeting to serve a three year term until the Annual Meeting of Shareholders in 2003 ("Class II Directors") and one director to serve a one year term until the Annual Meeting of Shareholders in the year 2001 ("Class III Directors"), or until their successors are elected and qualified. Nominees He and Livingston are current Board members who were appointed to the Board following BioSignia's investment in the Corporation on January 14, 1998. Nominees Shaibe and Inoue were appointed to the Board in February and April 2000 respectively. The four nominees receiving the highest number of votes will be elected.

          In the absence of any contrary specification, the Proxy Committee will vote for the election of the three nominees listed below as Class II Directors and the one nominee listed below as a Class III Director by casting an equal number of votes for each nominee. If, at or before the meeting time, any of the nominees listed below has become unavailable for any reason, the Proxy Committee has the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any nominee listed below will become unavailable.

          Listed below are the names of the nominees for election as Class II Directors and the Class III Director, together with their ages at December 31, 1999, and their principal occupations during the past five years.

Name and Age		Principal Occupation Over Last Five Years

Class II Directors:

Lianping He	52	President, Chinese Service Center for Scholarly Exchange,Inc. and Executive President, New York Service Center forChinese Study Fellows, Inc. since 1995; prior to that, Director, Chinese Education Association for International Exchange and Vice President, Chinese Service Center for Scholarly Exchange, both of Beijing, China

Thomas D. Livingston	47	President and Co-founder, TLC Management Corp.; also, Chief Financial Officer, BioSignia, Inc., Chapel Hill, North Carolina since 1997.

Dr. Mac Shaibe	66	Chairman of the ReGenesis Foundation and President and Chief Executive Officer of Technology Transfer International.
Class III Director:

Noriyoshi Inoue	52	Consultant; prior to that, Deputy General Manager and International Marketing Manager, Kubota corporation, New York, NY since 1997; prior to that, International Business Manager and General Manager of Export Department, Tokoyo, Japan.

          The Board of Directors Recommends That The Shareholders Vote For The Election of Each of The Nominees For Director Listed Above. The Four Nominees Receiving The Highest Number of Votes Will Be Elected.

MANAGEMENT OF THE CORPARATION

Board of Directors

          Listed below are the names of the Class I Directors, who were elected at the 1999 Annual Meeting to serve until the Annual Meeting in 2002, together with their ages at December 31, 1999, and their principal occupations during the past five years.

Name and Age		Principal Occupation Over Last Five Years

T. Nelson Campbell	34	Chairman, BioSignia, Inc. Chapel Hill, North Carolina since 1996; prior to that, Vice President, Paracelsian, Inc. from 1995 to 1996; prior to that, President, Pacific Liaisons, Ithaca, NY (until its merger into Paracelsian in 1995).

Hira Gurtoo	60	President, Professional Financial Advisers, Inc., Amherst, New York; also, Cancer Research Scientist, Roswell Park Cancer Institute, Buffalo, New York until February 1998.

Listed below is the name of the other Class III Director, who was elected at the 1998 Annual Meeting to serve until the Annual Meeting in 2001, together with his age at December 31, 1999, and his principal occupation during the past five years.

Name and Age		Principal Occupation Over Last Five Years

T. Colin Campbell	64	President and Chief Executive Officer, Paracelsian, since January 2000; also, Jacob Gould Schurman Professor of Nutritional Sciences, Cornell University, Ithaca. NY; Founder and Director, Pacific Health Laboratories (Nasdaq Symbol PHLI) since 1995; Founder and Director, BioSignia, Inc., Chapel Hill, North Carolina.

          Other than Dr. Campbell and Mr. Campbell, who are father and son, no proposed director or principal officer is related to another director or officer. Other than Dr. Campbell, no proposed director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Reports of Beneficial Ownership

          Directors and principal officers of the Corporation are required by federal law to file reports with the Securities Exchange Commission regarding the amount of and changes in their beneficial ownership of the Shares. To the Corporation's knowledge, all such required reports have been timely filed.

Board Attendance, Fees and Committees

          During the fiscal year ended September 30, 1999 ("Fiscal Year 1999"), the Board had held ten meetings, two requiring personal attendance and eight telephone meetings. All the directors were present for at least seventy-five percent of these meetings except director He, who attended one of the meetings. During Fiscal Year 1999, the non-employee members of the Board of Directors received $3,000 per meeting requiring personal attendance and $750 per meeting by telephone. All fees were paid in Shares. For Fiscal Year 2000, the fees will remain the same. The Board has only established an Executive Committee to date. The Executive Committee, between Board meetings and subject to such limitations as may be required by law or imposed by Board resolution, may exercise all of the Board's authority. The Executive Committee also performs the functions of a nominating committee. The Executive Committee's nominating committee functions include, among other things, recommending annually to the Board the names of persons to be considered for nomination and election by the Corporation's shareholders and, as necessary, recommending to the Board the names of persons to be elected to the Board to fill vacancies as they occur between annual meetings. In identifying prospects for the Board, the Committee will consider individuals recommended by shareholders. Names and resumes of nominees should be forwarded to the Corporate Secretary who will submit them to the Executive Committee for consideration. The Executive Committee held one meetings during Fiscal Year 1999. The Executive Committee presently consists of directors Nelson Campbell, Dr. Colin Campbell, and Thomas Livingston